Exhibit 99.1

Grove Announces Fiscal Second Quarter 2023 Financial Results

●Maintains 2023 revenue guidance, raises adjusted EBITDA guidance
●Records first Operating Cash Flow Positive Quarter
●Still expects to be near adjusted EBITDA break-even in Q3
●Announces leadership changes; Jeff Yurcisin appointed new CEO; Stuart Landesberg to become Executive Chairman; John Replogle to become lead independent director
●Announces $10 million investment from Volition Capital
●Larry Cheng, Managing Partner of Volition Capital, Board Member at GameStop and Former Board member at Chewy, to join Grove’s Board of Directors
●Introduces new Growth and Market Expansion Initiative

SAN FRANCISCO, CA — August 14, 2023 — Grove Collaborative Holdings, Inc. (NYSE: GROV) (“Grove” or “the Company”), a leading sustainable consumer products company and certified B Corp, today reported financial results for its fiscal second quarter ended June 30, 2023.

Fiscal Second Quarter 2023 Financial Highlights:

Our financial highlights continue to reflect our progress to rapidly improve our bottom-line-results year-over-year and sequentially by increasing margins, creating operating efficiency, and eliminating less productive spend, in order to be profitable, on an Adjusted EBITDA basis, in 2024. In the second half of 2022, we made the conscious decision to shift our focus to profitability rather than top line growth. Therefore, we believe that our sequential quarterly results are the best indicator of our current financial performance.
●Net revenue of $66.1 million, down 7.6% from the first quarter of 2023, and down 16.6% year-over-year, largely due to reductions in advertising spend as we focus on profitability.
●Gross margin of 51.9%, down slightly by 20 basis points from Q1’s record of 52.1%, but up 280 basis points year-over-year. Of note, there was a $1.1 million inventory reserve charge recorded in Q2 2023. This had a 170 basis point impact to gross margin in the quarter. Absent the reserve, gross margin would have been 53.6%, a record for the Company
●Net loss margin of (16.4%), compared to (18.3%) in the first quarter of 2023 and (44.5)% in the second quarter of 2022.

●Adjusted EBITDA margin(1) of (3.9)%, an improvement of 570 basis points from the first quarter of 2023 and 2,270 basis points from the second quarter of 2022. See the reconciliation of adjusted EBITDA, a non-GAAP financial measure, to net loss in the table at the end of this press release.
(1) Adjusted EBITDA margin is a non-GAAP financial measure. See “Non-GAAP Financial Measures” for additional information.

Stuart Landesberg, Chief Executive Officer of Grove, said, “This quarter was another step in the right direction as we continue to drive the Company towards profitable growth. We not only achieved record Net Revenue per order of $64.8, reduced SG&A 39% year-over-year, and improved Media CAC by 60% year-over-year, but we also achieved positive operating cash flow of $1.2 million, the first time in the company’s history. I continue to have confidence that the improvements we are making to our core operations, while also investing in long-term growth drivers like omni-channel distribution, expanding the health & wellness category, and exploring opportunistic M&A all get us closer to fulfilling our potential as a growing and profitable company that can transform our categories for a more sustainable future. I am proud of the exceptional work our teams have done across the business to produce transformative results in our first year as a public company.”

Fiscal Second Quarter 2023 Key Business Highlights:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except DTC Net Revenue Per Order and percentages)	2023	2022	2023	2022
Financial and Operating Data
Grove Brands % Net Revenue	45%	48%	47%	50%
DTC Total Orders	974	1,315	2,071	2,874
DTC Active Customers	1,133	1,564	1,133	1,564
DTC Net Revenue Per Order	$65	$58	$63	$57

Grove Brand products represented 45.0% of net revenue in the second quarter of 2023, a decrease of 380 basis points quarter-over-quarter and a decrease of 290 basis points year-over-year. The year over year and sequential decreases are due to a decrease in Grove Brands products in existing customer orders as we continue to expand our third-party offering and a decrease in new customer orders, which include more Grove Brand products. The sequential decline in existing customer share was further impacted by coming off a seasonally high Grove Brands performance in Q1, whereas the year over year decline is due to an expansion to categories with an increased third party presence, including VMS, home decor and storage.

DTC total orders were 1.0 million, down 11% quarter-over-quarter and 26% year-over-year. The year-over-year and sequential declines are due to lower advertising spend throughout 2022 and 2023 YTD, resulting in fewer new customers and therefore fewer overall orders.

DTC active customers were 1.1 million, down 9% quarter-over-quarter and 28% year-over-year. The year-over-year and sequential declines are due to lower advertising spend resulting in fewer new customers.

DTC net revenue per order was $64.8 in the second quarter of 2023, a record for Grove, up 5% quarter-over-quarter and up 11% year-over-year. The sequential improvement is due to higher percent of existing customer orders which have higher Net Revenue per Order. The year-over-year improvement is due to net revenue management initiatives including a Supply Chain Fee, a mix shift towards existing customer orders which have a higher DTC Net Revenue Per Order compared to new customer orders, as well as the introduction of strategic price increases on Grove Brands and third party products.

In the second quarter, 67% of Grove Co. product net revenue came from either zero-plastic, re-usable or refillable and zero plastic waste products, determined as meeting the Company’s Beyond Plastic™ standard1, down slightly from 70% in the first quarter of 2023 and the second quarter of 2022.

Grove believes that publishing plastic intensity (pounds of plastic sold per $100 in revenue) enables the Company to hold itself accountable for the pace at which it decouples revenue from its use of plastic.
●Across the Grove.co site and through retail partners, plastic intensity was 1.01 pounds of plastic per $100 in revenue in the second quarter of 2023, a slight improvement from 1.02 in the first quarter of 2023 and meaningfully improved from 1.07 in the second quarter of 2022
●Across all Grove Brands, plastic intensity was 0.95 pounds of plastic per $100 in revenue in the second quarter of 2023, increasing from 0.90 pounds in the first quarter of 2023 and 0.87 pounds in the second quarter of 2022

Business Updates

Leadership changes
The Company separately announced the appointment of Jeff Yurcisin as new CEO, effective August 16, 2023. Mr. Yurcisin will also join the Company’s Board of Directors. He will succeed Stu Landesberg, the Company’s co-Founder, who will become the Executive Chairman of the Board. Mr. Landesberg will succeed former Seventh Generation and Burt’s Bees CEO, John Replogle, who will serve as the Board’s Lead Independent Director.

$10 Million PIPE investment from Volition Capital
The Company announced a $10 million investment from Volition Capital (“Volition”), a leading growth equity firm that notably was a large investor in Chewy. The proceeds will be used for general corporate expenses, growth opportunities and potentially for stock buybacks. Volition
1 Starting in Q1 2023, we break out Beyond Plastic™ for Grove Co. as our flagship brand, instead of grouping together all owned brands within the Grove family.

invested in Series A Preferred Stock, with a common stock conversion price of $2.11, which is a 9% premium to the 45 day VWAP as of the date of closing. Dividends are paid only if declared by the board. Volition also received warrants to purchase an additional $10 million of Grove’s Class A Common Stock at an exercise price of $6.33 per share. In addition, Volition’s managing partner and co-founder Larry Cheng will join Grove’s Board of Directors. Mr. Cheng led Volition’s investment in Chewy and also serves on the Board of Directors of GameStop where he has helped drive their digital transformation.

New Growth and Market Expansion (GME) Initiative
The newly announced Growth and Market Expansion (GME) Initiative will build on the success of the Company’s Value Creation Plan, announced in 2022, which helped drive improvements in Adjusted EBITDA in Q2. This initiative builds on Grove’s strong position in sustainability with a focus on the continuation of strong customer service, building on the momentum within the health and wellness category, and enhancing focus on our replenishment categories and regularly consumed items. Additionally, the Company is improving its VIP program by making its benefits and experience easier and more intuitive to use. Today it announced the completion and roll out of a cornerstone project, a new VIP Hub, that makes it seamless for VIP customers to access exclusive benefits like samples, VIP gifts, discounts, and early access to limited edition collections.

Fiscal Second Quarter 2023 Operating Results

Net revenue of $66.1 million, down 7.6% from the first quarter of 2023, and down 16.6% year-over-year. The sequential and year-over-year declines were due to a decrease in DTC Orders caused by a reduction in DTC Active Customers from the reduction in advertising spend, partially offset by the increase in DTC Net Revenue Per Order.

Gross margin of 51.9%, down slightly by 20 basis points from the first quarter of 2023, which was a record for the Company, and up 280 basis points year-over-year. The sequential decline is largely due to $1.1 million in inventory reserve charges and decrease in Grove Brands % Net Revenue, offset by a decrease in discount rate and lower product costs. The year-over-year improvement is due to the impacts of net revenue management initiatives, including the introduction of a Supply Chain Fee, a decrease in the number of lower-margin first orders as a percentage of total orders and strategic price increases on Grove Brands and third party products, partially offset by increases in inventory reserve charges, as a percentage of net revenue, and product costs and a decrease in Grove Brands mix as a percentage of total revenue.

Operating expenses of $43.9 million, down 14% from the first quarter of 2023, and down 46% year-over-year. The sequential improvement is largely due to a $4.0 million decrease in advertising expenses, $2.1 million decrease in fulfillment costs, and $1.1 million decrease in other operating expenses, including lower personnel expenses and legal and professional fees, which are reflective of our strategy of creating operating efficiency, and eliminating less productive spend, to focus on profitability.

Net loss margin of (16.4)%, compared to (18.3)% in the first quarter of 2022 and (44.5)% in the second quarter of 2022.

Adjusted EBITDA margin of (3.9)%, an improvement of 570 basis points from the first quarter of 2023 and 2,270 basis points from the second quarter of 2022, reflecting strong gross margin performance, coupled with lower operating and advertising costs. See the reconciliation of adjusted EBITDA, a non-GAAP financial measure, to net loss in the table at the end of this press release.

Second Quarter 2023 Key Operational Highlights:

The Company continued to make progress against its four-pronged value creation plan, compassing:

●Improved marketing efficiency
oReduced Media CAC by 32% quarter over quarter and 60% year-over-year as we continue to diversify and improve customer targeting and focus on maximizing our returns on marketing investment.
oDrove unpaid checkouts to record high percent of first orders due to strong brand messaging and organic traffic
oDecreased advertising spend by 74% year over year, while revenue only decreased 17%, demonstrating strong customer loyalty.
●Omni-channel expansion
oScaled Grove Co., our flagship brand, on Amazon.com, adding laundry sheets, foaming hand soap, floor cleaner, glass cleaner, and tub & tile product lines to our sku assortment during the quarter, expanding on the successful launches of multi-purpose cleaner concentrates and hand and dish soap bundles during Q1.
oAnnounced new partnerships with Kroger and Hannaford, increasing in-store presence at 450 additional brick & mortar locations and increasing our total footprint to over 5,700 locations
●Net revenue management
oLaunched the VIP store providing exclusive benefits to our VIP customers as described above
oRecorded a record percent of revenue and orders containing wellness products, contributing to the record Net Revenue per order in the current quarter. We have grown our sku count in this category by 63% YTD and expect to double our sku count in this category by the end of the year. While health and wellness sales still make up a small percentage of overall sales, we continue to be encouraged by customers' response to these new offerings.
●Operating expense discipline

oWe reduced SG&A by 7.5% quarter over quarter and 39.3% year-over-year. We continued to demonstrate improved efficiencies across all line items of the P&L as we monitor and eliminate unproductive spend across the business.

Financial Outlook:

“As we continue to make progress driving operating efficiencies and reducing expenses, it gives us the confidence to further increase our adjusted EBITDA margin guidance for fiscal 2023 despite planning to increase our marketing investment again in Q4 when compared to Q2 and Q3. We are proud of the progress we have made in our full P&L value creation plan to date, and look forward to driving additional efficiencies in future quarters. Our efforts are translating to durable improvements in profitability, despite a challenging consumer environment,” stated Sergio Cervantes, Chief Financial Officer of Grove.

Based on performance to date and current expectations, Grove is providing the following updated guidance:
For the 12-month period ending December 31, 2023, we expect:

● Net revenue of $260.0 to $270.0 million
●Adjusted EBITDA margin(1) of (5.0)% to (7.0)%, an improvement from (5.5)% to (7.5)%
(1) Adjusted EBITDA margin is a non-GAAP financial measure. See “Non-GAAP Financial Measures” for additional information.
In addition to slightly raising Adjusted EBITDA guidance, the Company also reiterates its expectation that Q3 2023 Adjusted EBITDA will be close to break-even. However, Q4 will turn back to a loss due to seasonality of the business and as we plan to increase marketing investment to capitalize on the strong CAC momentum.

“We have confidence that the efforts to drive profitability over the first half of this year set us up to operate near Adjusted EBITDA positive in Q3, and to create a mentality across our organization that can build sustainable innovation for growth going forward. While this is not the finish line, it highlights the durable and high impact changes we have made across the business, while delivering exceptional value to our customers and mission.” said CEO Stuart Landesberg.

Conference Call Information:

The Company will host an investor conference call and webcast to review these financial results at 5:00pm ET / 2:00pm PT on the same day. The webcast can be accessed at https://investors.grove.co/. The conference call can be accessed by calling 800-343-4849. International callers may dial 203-518-9848. Please note, the code “GROVE” is required for entry. A replay of the call will be available until August 28, 2023 and can be accessed by dialing 877-660-6853 or 201-612-7415, access code: 13740599. The webcast will remain available on the Company’s investor relations website for 6 months following the webcast.

About Grove Collaborative Holdings, Inc.

Launched in 2016 as a Certified B Corp, Grove Collaborative Holdings, Inc. (NYSE: GROV) is transforming consumer products into a positive force for human and environmental good. Driven by the belief that sustainability is the only future, Grove creates and curates more than 150 high-performing eco-friendly brands of household cleaning, personal care, laundry, clean beauty, baby and pet care products serving millions of households across the U.S. each year. With a flexible monthly delivery model and access to knowledgeable Grove Guides, Grove makes it easy for everyone to build sustainable routines.

Every product Grove offers — from its flagship brand of sustainably powerful home care essentials, Grove Co., plastic-free, vegan personal care line, Peach Not Plastic, and zero-waste pet care brand, Good Fur, to its exceptional third-party brands — has been thoroughly vetted against Grove’s strict standards to be beautifully effective, supportive of healthy habits, ethically produced and cruelty-free. The first plastic neutral retailer in the world, Grove is a public benefit corporation on a mission to move Beyond Plastic™. In 2021, Grove entered physical retail for the first time at Target stores nationwide, making sustainable home care products even more accessible.

For more information, visit www.grove.com.

Caution Concerning Forward-Looking Statements

This press release contains "forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about our ability to drive toward profitability in 2024, our expectation that the DTC business will stabilize, our ability to consummate acquisitions, our 2023 business performance, the 2023 financial outlook, and our or our management team’s expectations, hopes, beliefs, intentions, plans, prospects or strategies regarding the future, including revenue growth and financial performance, profitability, product expansion and services. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this press release are based on our current expectations and beliefs made by our management in light of their experience and their perception of historical trends, current conditions and expected future developments and their potential effects on the Company as well as other factors they believe are appropriate in the circumstances. There can be no assurance that future developments affecting the Company will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including changes in domestic and foreign business, market, financial, political and legal conditions; risks relating to the uncertainty of the projected financial information with respect to Grove; Grove’s ability to successfully expand its business; competition; the uncertain effects of the COVID-19 pandemic; risks relating to growing inflation and rising interest rates; and those factors discussed in documents of Grove filed, or to be filed, with the U.S. Securities and Exchange Commission (the “SEC”). Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. All forward-looking statements in this press release are made as of the date hereof, based on information available to Grove as of the date hereof, and Grove assumes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Non-GAAP Financial Measures

Some of the financial information and data contained in this press release, such as adjusted EBITDA and adjusted EBITDA margin, have not been prepared in accordance with United States generally accepted accounting principles (“GAAP”). These non-GAAP measures, and other measures that are calculated using such non-GAAP measures, are an addition to, and not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP and should not be considered as an alternative to revenue, operating income, profit before tax, net income or any other performance measures derived in accordance with GAAP. A reconciliation of historical adjusted EBITDA to Net Income is provided in the tables at the end of this press release. The reconciliation of projected adjusted EBITDA and adjusted EBITDA Margin to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity, and low visibility with respect to the charges excluded from these non-GAAP measures, such as the impact of depreciation and amortization of fixed assets, amortization of internal use software, the effects of net interest expense (income), other expense (income), and non-cash stock based compensation expense. Grove believes these non-GAAP measures of financial results, including on a forward-looking basis, provide useful information to management and investors regarding certain financial and business trends relating to Grove’s financial condition and results of operations. Grove’s management uses these non-GAAP measures for trend analyses and for budgeting and planning purposes. Grove believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating projected operating results and trends in and in comparing Grove’s financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors. Management of Grove does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. However, there are a number of limitations related to the use of these non-GAAP measures and their nearest GAAP equivalents. For example, other companies may calculate non-GAAP measures differently, or may use other measures to calculate their financial performance, and therefore Grove’s non-GAAP measures may not be directly comparable to similarly titled measures of other companies.
We calculate adjusted EBITDA as net loss, adjusted to exclude: (1) stock-based compensation expense; (2) depreciation and amortization; (3) remeasurement of convertible preferred stock warrant liability; (4) changes in fair values of Additional Shares, Earn-out Shares, Public Private Placement Warrant, Structural Derivative liabilities; (5) transaction costs allocated to derivative liabilities upon Business Combination; (6) interest income; (7) interest expense; (8) restructuring and severance related costs and (9) provision for income taxes. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by revenue.

Grove Collaborative Holdings, Inc.
Condensed Consolidated Balance Sheets
(In thousands)

	June 30, 2023	December 31, 2022
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$81,084	$81,084
Restricted cash	5,700	11,950
Inventory, net	34,549	44,132
Prepaid expenses and other current assets	4,236	4,844
Total current assets	125,569	142,010
Restricted cash	2,951	2,951
Property and equipment, net	13,256	14,530
Operating lease right-of-use assets	13,272	12,362
Other long-term assets	2,825	2,192
Total assets	$157,873	$174,045
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$10,687	$10,712
Accrued expenses	14,676	31,354
Deferred revenue	8,988	10,878
Operating lease liabilities, current	3,949	3,705
Other current liabilities	369	249
Debt, current	—	575
Total current liabilities	38,669	57,473
Debt, noncurrent	69,920	60,620
Operating lease liabilities, noncurrent	16,351	16,192
Derivative liabilities	11,792	13,227
Total liabilities	136,732	147,512
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	4	4
Additional paid-in capital	622,931	604,387
Accumulated deficit	(601,794)	(577,858)
Total stockholders’ equity	21,141	26,533
Total liabilities and stockholders’ equity	$157,873	$174,045

Grove Collaborative Holdings, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue, net	$66,106	$79,279	$137,671	$169,758
Cost of goods sold	31,798	40,322	66,108	88,064
Gross profit	34,308	38,957	71,563	81,694

Operating expenses:
Advertising	4,657	17,898	13,330	50,691
Product development	4,052	5,922	8,268	12,162
Selling, general and administrative	35,159	57,895	73,180	108,865
Operating loss	(9,560)	(42,758)	(23,215)	(90,024)

Interest expense	4,044	2,285	7,773	4,372
Change in fair value of Additional Shares liability	97	2,015	320	2,015
Change in fair value of Earn-Out liability	(1,201)	(17,345)	(1,058)	(17,345)
Change in fair value of Public and Private Placement Warrants liability	(713)	(1,180)	(1,387)	(1,180)
Change in fair value of Structural Derivative liability	90	—	690	—
Other expense (income), net	(1,021)	6,775	(5,638)	4,783
Interest and other expense (income), net	1,296	(7,450)	700	(7,355)
Loss before provision for income taxes	(10,856)	(35,308)	(23,915)	(82,669)
Provision for income taxes	11	2	21	25
Net loss	$(10,867)	$(35,310)	$(23,936)	$(82,694)
Net loss per share attributable to common stockholders, basic and diluted	$(0.32)	$(5.29)	$(0.70)	$(19.30)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	34,280,844	6,676,852	34,015,827	4,283,842

Grove Collaborative Holdings, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Six Months Ended June 30,
	2023	2022
Cash Flows from Operating Activities
Net loss	$(23,936)	$(82,694)
Adjustments to reconcile net loss to net cash used in operating activities:
Remeasurement of convertible preferred stock warrant liability	—	(1,616)
Stock-based compensation expense	9,841	24,534
Depreciation and amortization	2,897	2,864
Changes in fair value of derivative liabilities	(1,435)	(16,510)
Reduction in transaction costs allocated to derivative liabilities upon Business Combination	(3,745)	—
Deferred offering costs allocated to derivative liabilities upon Business Combination	—	6,673
Non-cash interest expense	1,911	312
Inventory reserve	1,228	1,693
Other non-cash expenses	95	139
Changes in operating assets and liabilities:
Inventory	8,355	(734)
Prepaids and other assets	716	613
Accounts payable	(34)	(3,495)
Accrued expenses	812	525
Deferred revenue	(1,890)	1,308
Operating lease right-of-use assets and liabilities	(507)	(52)
Other liabilities	120	302
Net cash used in operating activities	(5,572)	(66,138)

Cash Flows from Investing Activities
Purchase of property and equipment	(1,539)	(2,610)
Net cash used in investing activities	(1,539)	(2,610)

Cash Flows from Financing Activities
Proceeds from issuance of common stock upon Closing of Business Combination	—	97,100
Proceeds from issuance of contingently redeemable convertible common stock	—	27,500
Payment of transaction costs related to the Business Combination and convertible preferred stock issuance costs	(4,150)	(1,267)
Proceeds from issuance of debt	7,500	—
Payment of debt issuance costs	(925)	(211)
Repayment of debt	(575)	(562)
Proceeds (payments) from exercise of stock options and settlement of restricted stock units, net of withholding taxes paid related to common stock issued to employees	(1,201)	237
Proceeds from issuance under employee stock purchase plan	213	—
Payment in lieu of fractional shares in connection with reverse split	(1)	—
Repurchase of common stock	—	(32)
Net cash provided by financing activities	861	122,765

Net increase (decrease) in cash, cash equivalents and restricted cash	(6,250)	54,017
Cash, cash equivalents and restricted cash at beginning of period	95,985	78,376
Cash, cash equivalents and restricted cash at end of period	$89,735	$132,393

Grove Collaborative Holdings, Inc.
Non-GAAP Financial Measures
(Unaudited)
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

Reconciliation of Net Loss to Adjusted EBITDA	(in thousands)
Net loss	$(10,867)	$(35,310)	$(23,936)	$(82,694)
Stock-based compensation	4,948	20,074	9,841	24,534
Depreciation and amortization	1,449	1,454	2,897	2,864
Remeasurement of convertible preferred stock warrant liability	—	270	—	(1,616)
Change in fair value of Additional Shares liability	97	2,015	320	2,015
Change in fair value of Earn-Out liability	(1,201)	(17,345)	(1,058)	(17,345)
Change in fair value of Public and Private Placement Warrants liability	(713)	(1,180)	(1,387)	(1,180)
Change in fair value of Structural Derivative liability	90	—	690	—
Deferred offering costs allocated to derivative liabilities upon Business Combination	—	6,673	—	6,673
Reduction in transaction costs allocated to derivative liabilities upon Business Combination	—	—	(3,745)	—
Interest income	(1,021)	—	(1,445)	—
Interest expense	4,044	2,285	7,773	4,372
Restructuring and severance related costs	553	—	553	1,636
Provision for income taxes	11	2	21	25
Total Adjusted EBITDA	$(2,610)	$(21,062)	$(9,476)	$(60,716)
Net loss margin	(16.4)%	(44.5)%	(17.4)%	(48.7)%
Adjusted EBITDA margin	(3.9)%	(26.6)%	(6.9)%	(35.8)%

Investor Relations Contact

ir@grove.co

Media Relations Contact

pr@grove.co

Source: Grove Collaborative Holdings, Inc.